SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): June 10, 1996


   North American Gaming and Entertainment Corporation
      (Exact name of registrant as specified in its charter)


  Delaware                    0-5474             75-2571032
 (State of               Commission File        (IRS Employer
incorporation)           No.)                Identification No.)


             777 East 15th Street, Plano, Texas  75074
    (Address of principal execute offices, including zip code)


                       (214) 423-9113
       (Registrant's telephone number, including area code)




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Item 1.  Changes in Control of Registrant.

     On June 10, 1996, North American Gaming and Entertainment Corporation ("Registrant") issued 4,934,106 shares of its common stock, par value $.01 per share ("Common Stock"), and 8,000,000 shares of a newly designated series of its preferred stock, par value $.01 per share, designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"), to International Tours, Inc. ("International") in consideration for 100% of the stock of the two subsidiaries of International acquired by the Registrant in the acquisition described in Item 2, below. The 8,000,000 shares of Series B Preferred Stock are entitled to one vote for each share issued and they vote together with the Common Stock as one class, and not as a separate class, and are convertible into 8,000,000 shares of Common Stock. As a result of the issuance of the 4,934,106 shares of Common Stock and 8,000,000 shares of Series B Preferred Stock to International, International owns approximately 44% of the voting stock (Common Stock and Series B Preferred Stock combined as one class) of Registrant, which may be deemed to have resulted in a change of control of Registrant.

Item 2.  Acquisition or Disposition of Assets.

     On June 10, 1996, Registrant acquired 100% of the issued and outstanding capital stock of GalaxSea Cruises and Tours, Inc. ("GalaxSea") and 100% of the issued and outstanding capital stock of I.T. Cruise, Inc. ("I.T. Cruise") from International. Both corporations were wholly-owned subsidiaries of International.

     GalaxSea was acquired by virtue of a merger with a newly created wholly-owned subsidiary of Registrant under the terms of which Registrant issued 4,934,106 shares of Common Stock and 8,000,000 shares of Series B Preferred Stock to International. The 8,000,000 shares of Series B Preferred Stock are entitled to one vote for each share issued and will vote together with the Common Stock of Registrant as one class, and not as a separate class. As a result, International is the largest shareholder of Registrant, owning approximately 44% of the voting stock. Simultaneously with the closing of the merger, Registrant also restructured its existing, outstanding Class A Preferred Stock by redeeming 313,000 of the 1,600,000 outstanding shares for a $939,000 subordinated debenture, placing an agreed moratorium on the accrual of dividends for two years and obtaining from the holders of Class A Preferred stock the right to force conversion of the remaining 1,287,000 shares of Class A Preferred Stock into 8,240,000 shares of Common Stock at any time within the next two years. In the event of any such forced conversion, as part of the merger transaction, International was granted anti-dilution protection and will, upon the issuance of such shares of Common Stock to the former holders of Class A Preferred Stock, be

entitled to an additional 5,452,854 shares of Common Stock without further consideration, in order to maintain its percentage ownership of voting stock at 44%. The $780,000 of dividends on the Class A Preferred Stock accumulated and accrued through May 31, 1996 will exist as accrued dividends payable.

     I.T. Cruise was acquired in exchange for $100,000 cash and a promissory note in the principal amount of $1,400,000 payable by Registrant to International. The promissory note will bear interest at nine percent per annum and is payable in 31 equal monthly installments of $50,000 each and one final installment of $27,414.22.

     GalaxSea is an Oklahoma corporation that was formed in September 1995. Effective October 1, 1995, GalaxSea acquired substantially all of the operating assets of GalaxSea Associates, Inc. ("GAI"), a Florida corporation. GAI had been in the business of franchising cruise-only retail travel stores since 1988. The principal business of GalaxSea will continue to be the granting of franchises for the operation of travel vacation stores that specialize in the marketing and selling of cruise travel, tours and related travel arrangements according to the concept and business system developed by GalaxSea and GAI.

     GalaxSea offers two types of franchises for sale. The first is granted for the establishment and start-up of a new cruise travel store that sells cruises and tours exclusively (a "Start-up"). The second is granted to existing independent cruise-only travel stores and existing full service retail travel agencies which allow such stores and agencies to, respectively, convert to (a "Conversion") or add on (an "Add-on") GalaxSea travel vacation stores. Regardless of the type of franchise, each GalaxSea store will be expected to closely adhere to the GalaxSea system which focuses on creating a retail environment and to participate in the national, regional and local marketing promotions that GalaxSea provides for its franchisees.

     GalaxSea currently has 23 franchisees in its system. GalaxSea receives a franchise fee for each franchise sold. The franchise fee for a Start-up is $25,000. The franchise fee for a Conversion/Add-on is $5,000 subject to a discount based on existing cruise sales volume. Each franchisee pays a monthly license fee, rather than a royalty percentage based on that agency's annual cruise sales volume. The maximum monthly license for any GalaxSea agency is $750.00. In addition to franchise fees and monthly license fees, GalaxSea has contracts with most major cruise lines which provide for GalaxSea to receive override payments based on the cruise sales of all GalaxSea franchisees. The contracts also generally provide for favorable commission structures for the franchisees.

     As part of the acquisition of GalaxSea by Registrant, GalaxSea and International entered into a long-term joint marketing agreement, pursuant to which GalaxSea will have access to market its Add-on franchises to International's network of
approximately 1,400 travel agency locations.   Registrant's
primary goals with GalaxSea are to expand the system by adding franchisees and to increase the cruise sales volume of all stores. GalaxSea's competition will come from other cruise-only franchise systems as well as full service retail travel agency franchise systems, consortiums and other buying groups. The travel industry is very competitive. However, GalaxSea believes that its joint marketing agreement with International will enable it to attract a certain number of agencies affiliated with International to buy Add-on franchises. GalaxSea presently employs 3 full time employees. In addition, GalaxSea expects that it will utilize the talents of several employees of International on a contract basis in order to carry out its planned expansion. GalaxSea has also established a network of regional directors through contract service agreements.

     I.T. Cruise is an Oklahoma corporation that was formed in 1993. I.T. Cruise has served as the cruise marketing division of International since that time. The principal business of I.T. Cruise is to coordinate cruise marketing programs between the various major cruise lines and International's network of approximately 1,400 travel agency locations. I.T. Cruise enters into contracts with the cruise lines that provide for favorable commission structures and marketing support for the International network. The contracts also provide for I.T. Cruise to receive an override payment based on the cruise sales volume of the International network. I.T. Cruise has a twenty year contract with International pursuant to which International granted I.T. Cruise the exclusive right to provide such services to International's network of travel agency locations. The contracts with the cruise lines generally are negotiated on an annual basis. I.T. Cruise presently has no full time employees but will initially utilize both GalaxSea and International employees on a contract basis to fulfill its obligations to International and the cruise lines.


Item 7. Financial Statements and Exhibits.

(a) and (b)    The audited financial information and pro forma
               financial information regarding GalaxSea and I.T.
               Cruise required to be filed under Items 7(a) and
               (b) are not available as of the date of this Report. They will be filed under cover of an amendment to this Report as soon as they are available, but not later than 60 days after this Report was required to be filed.

(c)  Exhibits.  The following exhibits are being filed herewith:

     10.1.1    Agreement and Plan of Merger dated effective June
               7, 1996, relating to the acquisition of GalaxSea and I.T. Cruise creating the Series B Preferred
               Stock.*

     10.1.2 Form of Note dated June 10, 1996 in the original principal amount of $1,400,000 payable by Registrant to International relating to the acquisition of I.T. Cruise creating the Series B
               Preferred Stock.*

     10.1.3 Form of Security Agreement dated effective June 10, 1996 between International and Registrant securing repayment of the Note filed as Exhibit
               10.1.2 creating the Series B Preferred Stock.*

     10.1.4 Form of "Certificate of Designation, Preferences and Rights of Series B Convertible Preferred
               Stock" creating the Series B Preferred Stock.*

     10.1.5    Form of GalaxSea Cruise Marketing Agreement dated
               May 1, 1996 between International and GalaxSea.*

     10.1.6    Form of Cruise Marketing Agreement dated May 1,
               1996 between International and I.T. Cruise.*

     10.1.7    Form of Assignment between International and I.T.
               Cruise dated June 1, 1996.*

     10.1.8 Form of Security Agreement dated June 10, 1996 between Registrant, Ozdon Investments, and Lamar
               E. Ozley, Jr., as Trustee for the former shareholders of Ozdon Investments, Inc.*

_______________

*    Filed herewith







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
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 24, 1996


                                   NORTH AMERICAN GAMING AND
                                   ENTERTAINMENT CORPORATION



                                   By:   /s/ George J. Akmon
                                        George J. Akmon,
                                        Executive
                                        Vice President















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